Exhibit 10.21

AMERICAN REALTY CAPITAL II, LLC
[__________] , 2011

Ladies and Gentlemen:

This letter sets forth the agreement (the “Agreement”) between American Realty Capital Properties, Inc., a Maryland Corporation (the “Company”) and American Realty Capital II, LLC (the “Sponsor”), in connection with the Sponsor’s agreement to pay for, or reimburse the Company for, certain general and administrative expenses incurred by the Company.  The Company expects to complete an initial public offering of its common stock (the “Offering”) pursuant to a Registration Statement on Form S-11 (File No. 333-172205) (the “Registration Statement”).

Commencing on the date of the consummation of the Offering (the “Effective Date”) and continuing until the earlier of: (a) the one (1) year anniversary of the Effective Date or (b) the Company’s liquidation and dissolution (the “Term”), the Sponsor shall, to the extent the Company’s funds from operations, adjusted to exclude acquisition-related fees and expenses (as described in the prospectus forming a part of the Registration Statement) are insufficient to pay the distributions declared by the Company’s subsidiary, ARC Properties Operating Partnership, L.P. (the “Operating Partnership”) in respect of the units of ownership interests in the Operating Partnership, pay for, or reimburse the Company as soon as practicable after payment, but in no event later than ten (10) days after payment, for, general and administrative expenses, including, without limitation, legal fees, audit fees, board of director fees, insurance, and marketing and investor relations fees, incurred by the Company in connection with its operations and the Offering, and the Company will promptly contribute such amounts to the Operating Partnership. Any expenses incurred or reimbursements made to the Company by the Sponsor pursuant to the Agreement will not be repaid by the Company.

No term or provision of this Agreement may be amended, modified, supplemented, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement thereof is sought.  If any provision of this Agreement or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application of the provisions hereof to other entities, persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be taken to be one and the same instrument, for the same effect as if all of the parties hereto had signed the same signature page.

The terms and provisions of this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York, without regard to its conflict of laws principles.  The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Borough of Manhattan, City of New York, State of New York, with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper.

[Signature page follows]

Very truly yours,

AMERICAN REALTY CAPITAL II, LLC

By: ______________________________________
Name:
            Title:  Manager

AGREED TO AND ACCEPTED BY:

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:   _________________________________________
Name:
        Title: